Exhibit 99.1



Lexmark International reports 16 percent EPS growth for second quarter

Lexington, Ky., July 21, 2003 - Lexmark International, Inc. (NYSE: LXK) today announced record revenue and earnings per share for the second quarter of 2003. Revenue grew 6 percent to $1.120 billion compared to a year ago and earnings per share of 77 cents grew 16 percent from 67 cents a year earlier.

"Once again our supplies annuity has added stability to our financial results," stated Paul J. Curlander, chairman and CEO. "We are pleased to deliver second-quarter results that reflect growth in revenue, operating income and earnings per share."

Laser and inkjet supplies account for 56 percent of total revenue

Lexmark's revenue for the second quarter ended June 30 was $1.120 billion, an increase of 6 percent versus $1.058 billion in the same period of 2002. Laser and inkjet supplies revenue was $630 million, an 11 percent increase over $566 million a year ago and now represents 56 percent of total revenue, up from 54 percent in the prior year. Laser and inkjet printer revenue was $400 million in the second quarter of 2003, up 2% versus $394 million a year earlier.

Gross profit margin was 34.0 percent for the quarter versus 32.0 percent a year ago due to the increase of supplies in the product mix and higher supplies margins, partially offset by lower printer margins. Operating expenses were $244 million compared to $216 million in the prior year due to the strength of the Euro versus the U.S. dollar and increased investment in marketing and sales. Operating income margin was 12.2 percent in the second quarter of 2003, an increase of 0.6 points over last year. Diluted net earnings per share for the period were 77 cents, an increase of 16 percent over a year ago.

Lexmark's debt-to-total-capital ratio at June 30, 2003 was 10 percent compared to 11 percent at March 31, 2003. Net cash provided by operating activities was $159 million. Capital expenditures were $16 million in the second quarter.

Launch of inkjet products

During the quarter Lexmark continued its tradition of technology leadership by launching a broad spectrum of inkjet products. Ranging in price from $49 to $249, these products feature a number of industry firsts including 4800 dots per inch print resolution across the entire line.
o The P700 Photo Jetprinter series features borderless, six-color printing and is the first sub-$100 photo printer that comes with an on-board camera card reader.

o The PrinTrio X1150 is the first All-In-One (AIO) device introduced at a sub-$100 price point.

o The X6170 AIO at $249 with its 50-sheet automatic document feeder is a business-class device offering a dedicated standalone fax and delivering print speeds of up to 19 pages per minute.

Supplies annuity drives first-half EPS growth

Revenue for the six months ended June 30, 2003 was $2.228 billion, an increase of 6 percent versus $2.108 billion in the same period of 2002. First-half revenue from laser and inkjet supplies was $1.272 billion, an increase of 14 percent from $1.113 billion a year ago. Laser and inkjet printer revenue was $770 million compared to $795 million in the first six months of 2002. Gross profit margin was 33.1 percent, up 2.3 points from the prior year. Operating income was $266 million versus $227 million a year earlier, an increase of 17 percent. Net earnings for the period were $1.50 per share on a diluted basis, an increase of 25 percent over the $1.20 per share recorded in the first half of 2002.

Looking forward:

"As we look forward to the third quarter, we believe our extensive corporate and consumer product launches in the second quarter have put us in a good position for the second half of 2003," said Curlander. "We continue to be cautious, however, due to softness in corporate and consumer spending, and aggressive pricing competition. In the third quarter of 2003, we expect a year-over-year revenue growth rate in the low- to mid-single digits and earnings per share of 63 to 73 cents, compared to 70 cents in the third quarter of 2002."

                                       ###

Lexmark is hosting a conference call with securities analysts on Monday, July 21, 2003 at 8:30 a.m. Eastern Time (888-338-6461). A live broadcast over the Internet and a complete replay of this call can be accessed from Lexmark's investor relations web site at http://investor.lexmark.com.

Lexmark International, Inc. is a leading developer, manufacturer and supplier of printing solutions -- including laser and inkjet printers, multifunction products, associated supplies and services -- for offices and homes in more than 150 countries. Founded in 1991, Lexmark reported approximately $4.4 billion in revenue in 2002, and can be found on the Internet at www.lexmark.com.

Prices are estimated in U. S. dollars. Actual prices may vary. PrinTrio, Photo Jetprinter, Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are property of their respective holders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to, aggressive pricing from competitors and resellers, the impact of competitors' products, the ability and/or incremental expense to produce and deliver product to satisfy customer demand, market acceptance of new products and pricing programs, management of the company's and resellers' inventory levels, changes in a country's or region's political or economic conditions, production and supply difficulties including disruptions at important points of exit and entry and distribution centers, financial failure or loss of a key customer, reseller or supplier, competition in aftermarket supplies, increased investment to support product development, unforeseen cost impacts, conflicts among sales channels, difficulties or delays in software and information systems implementations, the outcome of pending and future litigation or governmental proceedings, intellectual property and other legal claims and expenses, currency fluctuations, and other risks described in the company's Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                                         Three Months Ended
                                                                                              June 30
                                                                                    -----------------------------

                                                                                         2003          2002
                                                                                         ----          ----

Revenue                                                                               $1,120.2      $1,058.0

Cost of revenue                                                                          739.4         719.1
                                                                                      --------      --------

         Gross profit                                                                    380.8         338.9
                                                                                      --------      --------


Research and development                                                                  66.7          63.5
Selling, general and administrative                                                      177.1         152.7
                                                                                      --------      --------
         Operating expense                                                               243.8         216.2
                                                                                      --------      --------

         Operating income                                                                137.0         122.7


Interest (income)/expense                                                                 (0.1)          2.3
Other                                                                                     (0.2)          0.7
                                                                                      --------      --------

         Earnings before income taxes                                                    137.3         119.7

Provision for income taxes                                                                35.6          30.6
                                                                                      --------      --------
         Net earnings                                                                 $  101.7      $   89.1
                                                                                      ========      ========


Net earnings per share:
         Basic                                                                        $   0.79      $   0.69
                                                                                      ========      ========
         Diluted                                                                      $   0.77      $   0.67
                                                                                      ========      ========


Shares used in per share calculation:
         Basic                                                                           127.9         129.9
                                                                                      ========      ========

         Diluted                                                                         131.6         133.4
                                                                                      ========      ========

                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                                          Six Months Ended
                                                                                              June 30
                                                                                    ----------------------------

                                                                                         2003          2002
                                                                                         ----          ----

Revenue                                                                                $2,228.1      $2,108.1

Cost of revenue                                                                         1,491.1       1,459.6
                                                                                       --------      --------

         Gross profit                                                                     737.0         648.5
                                                                                       --------      --------


Research and development                                                                  128.8         124.7
Selling, general and administrative                                                       342.6         296.5
                                                                                       --------      --------
         Operating expense                                                                471.4         421.2
                                                                                       --------      --------


         Operating income                                                                 265.6         227.3


Interest expense                                                                            0.6           5.4
Other                                                                                      (0.2)          4.9
                                                                                       --------    ----------

         Earnings before income taxes                                                     265.2         217.0

Provision for income taxes                                                                 68.9          56.4
                                                                                       --------     ---------
         Net earnings                                                                  $  196.3     $   160.6
                                                                                       ========     =========


Net earnings per share:
         Basic                                                                         $   1.54     $    1.23
                                                                                       ========     =========

         Diluted                                                                       $   1.50     $    1.20
                                                                                       ========     =========


Shares used in per share calculation:
         Basic                                                                            127.5         130.2
                                                                                       ========     =========

         Diluted                                                                          130.9         133.7
                                                                                       ========     =========


                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In Millions)
                                   (Unaudited)


                                                                                          June 30                    December 31
                                                                                           2003                         2002
                                                                                     -------------------          -----------------

ASSETS

Current assets:
         Cash and cash equivalents                                                        $   887.5                   $   497.7
         Trade receivables, net                                                               568.9                       600.3
         Inventories                                                                          393.4                       410.3
         Prepaid expenses and other current assets                                            241.5                       290.5
                                                                                          ---------                   ---------
                  Total current assets                                                      2,091.3                     1,798.8

Property, plant and equipment, net                                                            710.6                       747.6
Other assets                                                                                  261.5                       261.7
                                                                                          ---------                   ---------
                  Total assets                                                            $ 3,063.4                   $ 2,808.1
                                                                                          =========                   =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Short-term debt                                                                  $     1.0                   $    12.3
         Accounts payable                                                                     404.9                       378.5
         Accrued liabilities                                                                  671.8                       708.2
                                                                                          ---------                   ---------
                  Total current liabilities                                                 1,077.7                     1,099.0

Long-term debt                                                                                149.3                       149.2
Other liabilities                                                                             486.6                       478.3
                                                                                          ---------                   ---------
                  Total liabilities                                                         1,713.6                     1,726.5
                                                                                          ---------                   ---------


Stockholders' equity:
         Preferred stock                                                                        -                            -
         Common stock and capital in excess of par                                            922.7                       865.1
         Retained earnings                                                                  1,852.1                     1,655.8
         Treasury stock                                                                    (1,208.7)                   (1,209.6)
         Accumulated other comprehensive loss                                                (216.3)                     (229.7)
                                                                                          ---------                   ---------
                  Total stockholders' equity                                                1,349.8                     1,081.6
                                                                                          ---------                   ---------
                  Total liabilities and stockholders' equity                              $ 3,063.4                   $ 2,808.1
                                                                                          =========                   =========